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                                                                  EXHIBIT 10.23


                             FEDERAL SUPPLY SERVICE
              AUTHORIZED INFORMATION TECHNOLOGY SCHEDULE PRICELIST
                GENERAL PURPOSE COMMERCIAL INFORMATION TECHNOLOGY
                        EQUIPMENT, SOFTWARE AND SERVICES


Special Item No. 132-50 Training
Special Item No. 132-51 Information Technology Professional Services

CATEGORY

SIN 132-51 - INFORMATION TECHNOLOGY PROFESSIONAL SERVICES

FPDS Class D302              Database Planning and Design
FPDS Class D306              Systems Analysis and Design
FPDS Class D307              Network Services
FPDS Class D308              Programming
FPDS Class D316              Network Services' Project Management


                                ARIS Corporation

                             2229 112th Avenue, N.E.

                             Bellevue, WA 98004-2936

                        FOR ADP SERVICES: 1-800-431-2747
                          FOR TRAINING: 1-800-775-9905


CONTRACT NUMBER: GS-35F-4814-H


            Period Covered by Contract: Oct. 7, 1997 to Oct. 6, 2002

                         General Services Administration
                             Federal Supply Service


Products and ordering information in this Authorized INFORMATION TECHNOLOGY Schedule Pricelist is also available on the GSA Advantage! System. Agencies can browse GSA Advantage! By accessing GSA's Home Page via Internet at www.gsa.gov.

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**Table of Contents.


Information for Ordering Offices .........................................1

Terms and Conditions Applicable to 132-50 ................................8

Terms and Conditions Applicable to 132-51 ...............................11

Pricelist ...............................................................13


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                        INFORMATION FOR ORDERING OFFICES


1. Geographic Scope of Contract: The minimum geographic scope of contract is the 48 contiguous states, the District of Columbia, Alaska, Hawaii and the Commonwealth of Puerto Rico.

2.   Contractor's Ordering Address and Payment Information:


ORDERING:                                    BILLING:
ARIS CORPORATION                             ARIS CORP.
3040 WILLIAMS DRIVE, STE 100                 P.O. BOX 4224
FAIRFAX, VA 22031-4618                       BELLEVUE, WA 98009-4224


For Services
1-800-431-2747
For Training Call
1-800-775-9905

Government Commercial Credit Cards will be acceptable for payment. In addition, bank account information for wire transfer payments will be shown on the invoice.

        Below are the telephone number(s) that can be used by ordering agencies to obtain technical and/or ordering assistance.

                           1-800-775-9905 for Training
                           1-800-431-2747 for Services

3.   Reserved

4. Statistical Data for Government Ordering Office Completion of Standard Form 27 9:


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                        Block 9: G. Order/Modification Under Federal Schedule

                        Block 16: Contractor Establishment Code (DUNS):
                        62-618-2463

                        Block 30: Type of Contractor - C. Large Business

                        Block 31: Woman-Owned Small Business - No

                        Block 34: Reserved

                        Block 36: Contractor's Taxpayer Identification Number
                        (TIN) - 91-149-7147


4a. CAGE Code:_____________

5.   FOB Destination

6.   COMMERCIAL DELIVERY SCHEDULE (MULTIPLE AWARD SCHEDULES)

(a) TIME OF DELIVERY. The contractor shall deliver to destination within the number of calendar days after receipt of order (ARO), as set forth below.


ITEMS OR GROUPS
OF ITEMS (SIN OR                     DELIVERY TIME
NOMENCLATURE)                        (DAYS ARO)


132-50 and 132-51                    As negotiated between the agency and Aris


(b) OVERNIGHT AND 2-DAY DELIVERY TIMES. Schedule customers may require overnight or 2-day delivery. The offeror is requested to annotate in its pricelist or by separate attachment the items that can be delivered overnight or within 2 days. Contractors offering such delivery service will be required to state in the FSS Pricelist details concerning this service.

(c) URGENT REQUIREMENTS

When the Federal Supply Schedule contract delivery period does not meet the bona fide urgent delivery requirements of an ordering agency, agencies are encouraged, if time permits, to contact the contractor for the purpose of obtaining accelerated delivery. The contractor shall replay to



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the inquiry within 3 workdays after receipt. (Telephonic replies shall be confirmed by the contractor in writing.) If the contractor offers an accelerated delivery time acceptable to the ordering agency, any order(s) placed pursuant to the agreed upon accelerated delivery time frame shall be delivered within this shorter delivery time and in accordance with all other terms and conditions of the contract.

7.   Discounts:

     a.   Prompt Payment: Net 30 Days

8. Production Points and Statement Concerning Foreign Produced Items: Only services are offered under this contract.

9.   Export Packing: Outside scope of contract

10. Small Requirements: The minimum dollar value of orders to be issued is $50.00. For services the minimum order is 40 hrs.

lla. Maximum Order: (All dollar amounts are exclusive of any discount for prompt payment.)

     a)   Special Item 132-50 - Classroom Training

          The maximum dollar value per order will be $25,000 for all training products.

     b)   Special Item 132-51 ADP Services

          The maximum dollar value per order will be $500,000 for all ADP Services.

1lb. Orders That Exceed the Maximum Order (I-FSS-125)(AUG 1995)

(a) In accordance with FAR 8.404 there may be circumstances where an ordering activity finds it advantageous to request a price reduction such as where a quantity of an individual order clearly indicates the potential for obtaining a reduced price.

To assist the customer agencies to determine when they should seek a price decrease a level called a maximum order has been established under the contract. When an agency order exceeds this amount it is recommended that the ordering activity contact the contractor for a reduced price.

(b)  Contractor may:

     (1) offer a new lower price for this requirement (the Price Reduction clause is not applicable to orders placed over the Maximum Order in FAR 52.216-19.)



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     (2)  offer the lowest price available under the contract; or

     (3) decline the order, orders must be returned in accordance with FAR 52.216-19.

(c) A delivery order for quantities that exceed the maximum order may be placed with the contractor selected in accordance with Far 8.404. The order will be placed under the current contract.

(d) Sales for orders that exceeds the Maximum Order shall be reported in accordance with GSAR 552.238-72.

12.  FEDERAL INFORMATION TECHNOLOGY/TELECOMMUNICATION STANDARDS REQUIREMENTS:
     Federal departments and agencies acquiring products from this Schedule must comply with the provisions of the Federal Standards Program, as appropriate (reference: NIST Federal Standards Index). Inquiries to determine whether or not specific products listed herein comply with Federal Information Processing Standards (FIPS) or Federal Telecommunication Standards (FED-STDS), which are cited by ordering offices, shall be responded to promptly by the Contractor.

12.1 INFORMATION PROCESSING STANDARDS PUBLICATIONS (FIPS PUBS): Information Technology products under this Schedule that do not conform to Federal Information Processing Standards (FIPS) should not be acquired unless a waiver has been granted in accordance with the applicable "FIPS Publication." Federal Information Processing Standards Publications (FIPS PUBS) are issued by the U.S. Department of Commerce, National Institute of Standards and Technology (NIST), pursuant to National Security Act. Information concerning their availability and applicability should be obtained from the National Technical Information Service
(NTIS), 5285 Port Royal Road, Springfield, Virginia 22161. FIPS PUBS include voluntary standards when these are adopted for Federal use. Individual orders for FIPS PUBS should be referred to the NTIS Sales Office, and orders for subscription service should be referred to the NTIS Subscription Officer, both at the above address, or telephone number (703) 487-4650.

12.2 FEDERAL TELECOMMUNICATION STANDARDS (FED-STDS): Telecommunication products under this Schedule that do not conform to Federal Telecommunication Standards (FED-STDS) should not be acquired unless a waiver has been granted in accordance with the applicable "FED-STD." Federal Telecommunication Standards are issued by the U.S. Department of Commerce, National Institute of Standards and Technology
(NIST), pursuant to National Security Act. Ordering information and information concerning the availability of FED-STDS should be obtained from the GSA, Federal Supply Service, Specification Section, 470 East L'Enfant Plaza, Suite 8100, SW, Washington, DC 20407, telephone number (202)619-8925. Please include a self-addressed mailing label when requesting information by


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mail. Information concerning their applicability can be obtained by writing or calling the U.S. Department of Commerce, National Institute of Standards and Technology, Gaithersburg, MD 20899, telephone number 301/975-2833.

13. SECURITY REQUIREMENTS. In the event security requirements are necessary, the ordering activities may incorporate, in their delivery order(s), a security clause in accordance with current laws, regulations, and individual agency policy; however, the burden of administering the security requirements shall be with the ordering agency. If any costs are incurred as a result of the inclusion of security requirements, such costs will be negotiated with the Schedule Contractor on an open market basis, outside the scope of the contract.

14. CONTRACT ADMINISTRATION FOR ORDERING OFFICES: Any ordering office, with respect to any one or more delivery orders placed by it under this contract, may exercise the same rights of termination as might the GSA Contracting Officer under provisions of FAR 52.249-1, 52.249-2, and 52.249-8.

15.  GSA Advantage!

The GSA Advantage! Is an on-line, interactive electronic information and ordering system that provides on-line access to vendors' schedule prices with ordering information. GSA Advantage! Will allow the user to:

Perform various searches across all contracts including, but not limited to:

     1.   Manufacturer;

     2.   Manufacturer's Part Number; and

     3.   Product category(ies).

Agencies can browse GSA Advantage! By accessing the Internet World Wide Web utilizing a browser (ex.: NetScape). The Internet address is http://www.gsa.gov.

16.  Use of FSS ITS Schedule Contracts. In accordance with FAR 8.404:

a. Ordering activities can place orders of $2,500 or less with any GSA Federal Supply Schedule contractor. GSA has already determined the prices of items under these contracts to be fair and reasonable.

b. To reasonably ensure that a selection represents the best value and meets the agency's needs at the lowest overall cost, before placing an order of more than $2,500, an ordering activity should

     (1) Consider reasonably available information about products offered under Multiple

          AWARD SCHEDULE (MAS) contracts; this standard is met if the ordering activity does the following:

            (i) Considers products and prices contained in any GSA MAS automated information system (e.g., GSA Advantage!); or

            (ii) If automated information is not available, reviews at least three (3) pricelists.

     (2) In selecting the best value item at the lowest overall cost (the price of the item plus administrative costs), the ordering activity may consider such factors as

            (i) Special features of one item not provided by comparable items which are required in effective program performance;

            (ii)  Trade-in considerations;

            (iii) Probable life of the item selected as compared with that of a comparable item;

            (iv)  Warranty conditions; and

            (v)   Maintenance availability.

     (3) Give preference to the items of small business concerns when two or more items at the same delivered price will meet an ordering activity's needs.

c. MAS contractors will not be required to pass on to all schedule users a price reduction extended only to an individual agency for a specific order. There may be circumstances where an ordering activity finds it advantageous to request a price reduction, such as where the ordering activity finds that a schedule product is available elsewhere at a lower price, or where the quantity of an individual order clearly indicates the potential for obtaining a reduced price.

d. Ordering activities should document orders of $2,500 or less by identifying the contractor the item was purchased from, the item purchased, and the amount paid. For orders over $2,500, MAS ordering files should be documented in accordance with internal agency practices. Agencies are encouraged to keep documentation to a minimum.

17.  CONTRACTOR COMMITMENTS, WARRANTIES AND REPRESENTATIONS

     a. For the purpose of this contract, commitments, warranties and representations


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          include, in addition to those agreed to for the entire schedule contract:

               (1) Time of delivery/installation quotations for individual orders;

               (2) Technical representations and/or warranties of products concerning performance, total system performance and/or configuration, physical, design and/or functional characteristics and capabilities of a product/equipment/ service/software package submitted in response to requirements which result in orders under this schedule contract.

               (3) Any representations and/or warranties concerning the products made in any literature, description, drawings and/or specifications furnished by the contractor.

     b. The above is not intended to enlarge the scope of this schedule contract for individual orders. Terms and conditions of any orders are limited strictly to those specified in the schedule contract and Pricelist and agreed to by GSA.

18.  OVERSEAS ACTIVITIES

The terms and conditions of this contract shall apply to all orders for installation, maintenance and repair of equipment in areas listed in the Pricelist outside the 48 contiguous states and the District of Columbia, except as indicated below:

                                      NONE

Upon request of the contractor, the Government may provide the contractor with logistics support, as available, in accordance with all applicable Government regulations. Such Government support will be provided on a reimbursable basis, and will only be provided to the contractor's technical personnel whose services are exclusively required for the fulfillment of the terms and conditions of this contract (Purchase, Maintenance, and Repair Service).

19.  Year 2000 Warranty Commercial Supply Items

NOTE: Contractors should identify products that apply to the following warranty in their Authorized Pricelist.

The contractor warrants that each hardware, software, and firmware product delivered under this contract and listed below shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with the product documentation provided by the contractor, provided that all listed or unlisted products (e.g.

hardware, software, firmware) used in combination with such listed product properly exchange date data with it. If the-contract requires that specific listed products must perform as a system in accordance with the foregoing warranty, then that warranty shall apply to those listed products as a system. The duration of this warranty and the remedies available to the Government for breach of this warranty shall be as defined in, and subject to, the terms and limitations of the contractor's standard commercial warranty or warranties contained in this contract, provided that notwithstanding any provision to the contrary in such commercial warranty or warranties, the remedies available to the Government under this warranty shall include repair or replacement of any listed product whose non-compliance is discovered and made known to the contractor in writing within ninety (90) days after acceptance. Nothing in this warranty shall be construed to limit any rights or remedies the Government may otherwise have under this contract with respect to defects other than Year 2000 performance.












            TERMS AND CONDITIONS APPLICABLE TO PURCHASE OF CLASSROOM
              TRAINING OF GENERAL PURPOSE AUTOMATIC DATA PROCESSING
                             EQUIPMENT AND SOFTWARE
                              (SPECIAL ITEM 132-50)



1.   SCOPE

     a. The Contractor shall provide classroom training normally available to commercial customers, which is necessary to permit Government users to make full, efficient use of general purpose commercial automatic data processing equipment (end user computers normally microcomputers) and related computer software. Classroom training is restricted to training courses for those products within the scope of this solicitation.

     b. The Contractor shall provide training at the Contractor's facility and/or at the Government's location, as agreed to by the Contractor and the Government.

2.   ORDER

A written order, EDI (GSA Advantage! And FACNET) and credit card orders shall be the basis for the purchase of classroom training in accordance with the terms of this contract. The written order shall include the student's name, course title, course date and time, and contracted dollar amount of the course.

3.   TIME OF DELIVERY

The Contractor shall conduct classroom training on the date (time, day, month, and year) agreed to by the Contractor and the Government.

4.   CANCELLATION AND RESCHEDULING

     a. The Government will notify the Contractor at least 10 days before the scheduled training date, if a student will be unable to attend. The Contractor will then permit the Government to either cancel the order or reschedule the classroom training at no additional charge. In the event the training class is rescheduled, the Government will modify its original training order to specify the time and date of the rescheduled training class.

     b. In the event the Government fails to cancel or reschedule a training course within the time frame specified in paragraph a, above, the Government will BE CHARGED A CANCELLATION FEE EQUAL TO 50% OF THE PRICE OF THE TRAINING ORDERED.

     c. In the event the Government fails to submit notice of cancellation (no show), the Government will BE CHARGED A CANCELLATION FEE EQUAL TO 100% OF THE PRICE OF THE TRAINING ORDERED.

     d. The Government reserves the right to substitute one student for another up to the first day of class.

     e. In the event the Contractor is unable to conduct classroom training on the date agreed to by the Contractor and the Government, the Contractor must notify the Government at least seventy-two (72) hours before the scheduled training date.

5.   FOLLOW-UP SUPPORT

The Contractor agrees to provide each student with unlimited telephone support for the period of 30 days from the completion of the training class. During this period, the student may contact the Contractor's instructors for refresher assistance and answers to related course curriculum questions.

6.   LIABILITY FOR INJURY OR DAMAGE

The Contractor shall not be liable for any injury to the students, or damage to Government property arising from Contractor-provided classroom training, unless such injury or damage is due to the fault or negligence of the Contractor.

7.   PURCHASE PRICE FOR CLASSROOM TRAINING

The purchase price that the Government will be charged will be the Government purchase price in effect at the time of order placement, or the Government purchase price in effect at the time the training course is conducted, whichever is less.

8.   INVOICES AND PAYMENT

Invoices for classroom training shall be submitted by the Contractor after Government completion of the training course. Charges for classroom training must be paid in arrears (31 U.S.C. 3324). PROMPT PAYMENT DISCOUNT, IF APPLICABLE, SHALL BE SHOWN ON THE INVOICE.

9.   FORMAT AND CONTENT OF CLASSROOM TRAINING

     a. The Contractor shall provide written materials (i.e., manuals, handbooks, texts, etc.) normally provided with course offerings. Such documentation will become the property of the student upon completion of the training class.

     b. For hands-on training courses, there must be a one-to-one assignment of computer workstations to students.

     c. The Contractor shall provide each student with a Certificate of Training at the completion of each training course.



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     d.   The contractor shall provide the following information for each training course offered:

          (1) The course title and a brief description of the course content, to include the course format (e.g., lecture, discussion, hands-on training);

          (2)  The length of the course;

          (3)  Mandatory and desirable prerequisites for student enrollment;

          (4)  The minimum and maximum number of students per class;

          (5)  The locations where the course is offered;

          (6)  Class schedules; and

          (7)  Price (per student, per class (if applicable).

 TERMS AND CONDITIONS APPLICABLE TO ADP SERVICES FOR GENERAL PURPOSE COMMERCIAL
                       AUTOMATIC DATA PROCESSING EQUIPMENT

                              (SPECIAL ITEM 132-51)


1.   ORDER

Agencies may use written orders, EDI orders, credit card orders, blanket purchase orders, individual purchase orders, or task orders for ordering services under this contract. Blanket Purchase Orders shall not extend beyond the end of the contract period.

2.   INVOICES AND PAYMENT

Invoices for Information Technology Services shall be submitted by the contractor as soon as possible after completion of the work. Payment under blanket purchase orders will be made quarterly or monthly, except where cash payment procedures are used. Invoices shall be submitted separately to each Government office ordering services under the contract. PROMPT PAYMENT DISCOUNT, IF AAPLICABLE, SHALL BE SHOWN ON THE INVOICE.

3.   PERFORMANCE OF SERVICES

           a) The contractor shall commence performance of services on the date agreed to by the contractor and the Government.

           b) The contractor agrees to render services only during normal working hours, unless otherwise agreed to by the contractor and the Government.

           c) All services rendered shall be performed by persons who are adequately trained, skilled and equipped to perform such services in a safe, workmanlike manner, consistent with good work practices.

4.   RESPONSIBILITIES OF THE CONTRACTOR

The contractor shall comply with all laws, ordinances, and regulations (Federal, State, City or otherwise) covering work of this character.

5.   INDEPENDENT CONTRACTOR

All ADP services performed by the Contractor under the terms of this contract shall be as an independent contractor, and not as an agent or employee of the Government.

6.   GUARANTEE



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           a) The contractor guarantees the satisfactory completion of all ADP services performed under the contract, and shall exercise sufficient diligence to ensure the technical correctness and accuracy of the services performed. The contractor shall perform, at its sole expense, any services which are determined by the Government to be deficient, in order to ensure the satisfactory completion of such services.

           b) The contractor further guarantees that all contract personnel utilized in the performance of ADP services under the contract shall have the education, experience, expertise as stated in the Contractor's Authorized ADP Pricelist.

7.   TRAVEL

Any travel, required by an ordering agency, in performance of ADP Services under this contract, will be reimbursed by the ordering agency. Contractor travel will be in accordance with the Federal Travel Regulations or Joint Travel Regulations, as applicable. Estimated Federal Government per diem rates will apply to Contractor travel.

8.   OTHER DIRECT COSTS (ODC's)

Other Direct Costs (ODC's) are available outside the scope of this contract. These costs will be negotiated separately with the ordering agency per the guidelines set forth in the FAR.

For travel, Agencies are to follow the Federal Travel Regulations or Joint Travel Regulations, as applicable.

9.   RESUMES

Resumes shall be provided to the GSA Contracting Officer or the User Agency upon request.

                      ARTS CORPORATION GSA SERVICE PRICING

                                FOR ADP SERVICES


DESCRIPTION                                                      GSA PRICE
-----------                                                      ---------
Managing Consultant                                                  *
Project Manager                                                      *
Senior Principal                                                     *
Principal Consultant                                                 *
Senior Consultant                                                    *
Staff Consultant                                                     *
Associate Consultant II                                              *
Associate Consultant I                                               *
Microsoft Certified Systems Engineer/Solution Developer              *




*Portions of this agreement have been omitted pursuant to a request for confidential treatment pursuant to SEC Rule 24b-2, to be filed separately with the SEC no later than April 10, 2001.

                               MANAGING CONSULTANT


MINIMUM/GENERAL EXPERIENCE: Three years experience managing development and lifecycle support in an RDBMS environment utilizing current advanced relational database technologies, client/server and Web tools. All of the skills and knowledge of a Principle are required plus in-depth management experience in RDBMS system architecture and management experience in networking, project management and systems integration. For business applications work, Principle experience is required plus management expertise in business process reengineering.

FUNCTIONAL RESPONSIBILITIES: Manages high-level activities, including problem definition, planning, requirements research, studies and analyses, system analysis, design and programming of very complex automated systems. Is responsible for managing all tasks associated with planning, design, development, integration, implementation, and acceptance phases. Is responsible for managing the formulation and definition of system scope and objectives. Ensures the utilization of emerging or advanced, as well as current, technical knowledge for all phases of automated application systems planning, analysis, design, programming, implementation, and maintenance. This may also include managing RDBMS research, software system support, network system support, configuration management, quality assurance, system performance evaluation, life cycle management, etc. Devises or modifies procedures to solve complex problems, including resource allocation. Prepares and delivers presentations and briefings.

QUALIFICATIONS: Bachelors (or higher) degree from an accredited college or university either in Computer Science, Engineering, Mathematics, or in a major closely related to the subject matter of the task plus two additional years of recent management experience which is substantive and directly relevant to the technical area and the subject matter of the task. Or minimum of four years of recent management experience which is substantive and directly relevant to the technical area and the subject matter of the task.

PROJECT MANAGER

MINIMUM/GENERAL EXPERIENCE: Five years experience managing development and lifecycle support in an RDBMS environment utilizing current advanced relational database technologies, client/server and Web tools. All of the skills and knowledge of a Senior Principle and Managing Consultant are required plus in-depth management experience in RDBMS system architecture and management experience in networking, project management and systems integration. For business applications work, Senior Principle experience is required plus management expertise in business process reengineering.

FUNCTIONAL RESPONSIBILITIES: Manages high-level activities, including problem definition, planning, requirements research, studies and analyses, system analysis, design and programming of very complex automated systems. Is responsible for managing all tasks associated with planning, design, development, integration, implementation, and acceptance phases. Is responsible for managing the formulation and definition of system scope and objectives. Ensures the utilization of emerging or advanced, as well as current, technical knowledge for all phases of automated application systems planning, analysis, design, programming, implementation, and maintenance. This may also include managing RDBMS research, software system support, network system support, configuration management, quality assurance, system performance evaluation, life cycle management, etc. Devises or modifies procedures to solve complex problems, including resource allocation. Prepares and delivers presentations and briefings.

QUALIFICATIONS: Bachelors (or higher) degree from an accredited college or university either in Computer Science, Engineering, Mathematics, or in a major closely related to the subject matter of the task plus two additional years of recent management experience which is substantive and directly relevant to the technical area and the subject matter of the task. Or minimum of six years of recent management experience which is substantive and directly relevant to the technical area and the subject matter of the task.

SENIOR PRINCIPAL

Minimum/General Experience: Five years including four years within the last five years experience in an RDBMS environment utilizing current advanced relational database technologies, client/server and Web tools. All of the skills and knowledge of a senior consultant are required plus in-depth experience in RDBMS system architecture and experience in networking, project management and systems integration. For business applications work, senior consultant experience is required plus expertise in business process reengineering.

FUNCTIONAL RESPONSIBILITIES: Performs high-level activities, including problem definition, planning, requirements research, studies and analyses, system analysis, design and programming of very complex automated systems. Performs all tasks associated with planning, design, development, integration, implementation, and acceptance phases. Formulates and defines system scope and objectives. Utilizes emerging or advanced, as well as current, technical knowledge for all phases of automated application systems planning, analysis, design, programming, implementation, and maintenance. This may also include RDBMS research, software system support, network system support, configuration management, quality assurance, system performance evaluation, life cycle management, etc. Designs and prepares technical and management documentation, including plans, reports, charts, and graphs, etc. Prepares and delivers presentations and briefings.

QUALIFICATIONS: Bachelors (or higher) degree from an accredited college or university either in Computer Science, Engineering, Mathematics, or in a major closely related to the subject matter of the task plus two additional years of recent experience which is substantive and directly relevant to the technical area and the subject matter of the task. Or minimum of five years of recent experience which is substantive and directly relevant to the technical area and the subject matter of the task.

PRINCIPAL CONSULTANT

MINIMUM/GENERAL EXPERIENCE: Four years including three years within the last four years experience in an ADP environment utilizing current advanced relational database, client/server and Web technologies. For Oracle work, a minimum of four years of Oracle experience, including DEA experience, Oracle database tuning, Oracle CASE Tools, an in-depth understanding of Oracle architecture, project manager or technical lead experience, and OS experience. For client/server work, experience programming and developing in non-Oracle front-end GUI tools such as Access or PowerBuilder connected to RDBMS, experience with object-oriented tools, Web tools, and/or experience with SQL Server, Windows NT and Visual Basic. For business applications development work, technical experience with the functional aspects of corporate or government finance and/or manufacturing.

FUNCTIONAL RESPONSIBILITIES: Formulates and defines requirements, scope and objectives for application systems. Performs studies and analyses, and prepares detailed specifications from which programs will be written. Designs, programs, tests, debugs, installs, documents, trains, and maintains systems, programs, and databases, whether resident on networks, stand-alone PCs, or mainframes. Competent to work at high technical levels in all phases of applications systems planning, analysis, design, development, implementation, and maintenance. Regularly operates under short deadlines and heavy workloads. Designs and prepares technical and management reports and other documentation. Prepares and delivers briefings.

QUALIFICATIONS: Bachelors (or higher) degree from an accredited college or university either in Computer Science, Engineering, Mathematics, or in a major closely related to the subject matter of the task plus two additional years of recent experience which is substantive and directly relevant to the technical area and the subject matter of the task. Or minimum of four years of recent experience which is substantive and directly relevant to the technical area and the subject matter of the task.


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SENIOR CONSULTANT

MINIMUM/GENERAL EXPERIENCE: Three years including two years within the last three years of experience in an ADP environment utilizing current advanced relational database, client/server and Web technologies. If task related, a minimum of three years actual project experience in relational design theory, at least two years of which is in advanced technology. For Oracle work, advanced operating systems and database expertise, including advanced knowledge of SQLplus, SQLforrns, Reportwriter, PL/SQL, experience with CASE*Method, rapid prototyping, and business modeling, and working experience with CASE tools, DBA skills, at least one 3GL, a basic understanding of Oracle architecture and SQLnet and proficiency in UNIX and/or VMS. For client/server work, experience in programming and developing in non-Oracle front-end GUI tools such as Access and/or PowerBuilder connected to an RDBMS, experience with objectoriented tools and Web development tools. Experience with relational databases, Web tools and Powerbuilder or Microsoft products, including SQL Server, NT, C + + and Visual Basic. For business applications development, basic experience with the functional aspects of corporate/government finance and/or manufacturing.

FUNCTIONAL RESPONSIBILITIES: Participates in all phases of automated systems design and development. Performs requirements research, systems analysis, design, programming, integration, testing, documentation, implementation, and training of application programs/systems. Applies advanced technologies, principles, and methods to arrive at automated solutions. Designs and prepares technical reports and other documentation.

QUALIFICATIONS: Bachelors (or higher) degree from an accredited college or university either in Computer Science, Engineering, Mathematics, or in a major closely related to the subject matter of the task plus one additional year of recent basic experience which is substantive and directly relevant to the technical area and the subject matter of the task. Or minimum of three years of recent experience which is substantive and directly relevant to the technical area and the subject matter of the task.

SENIOR CONSULTANT

MINIMUM/GENERAL EXPERIENCE: Three years including two years within the last three years of experience in an ADP environment utilizing current advanced relational database, client/server and Web technologies. If task related, a minimum of three years actual project experience in relational design theory, at least two years of which is in advanced technology. For Oracle work, advanced operating systems and database expertise, including advanced knowledge of SQLplus, SQLforrns, Reportwriter, PL/SQL, experience with CASE*Method, rapid prototyping, and business modeling, and working experience with CASE tools, DBA skills, at least one 3GL, a basic understanding of Oracle architecture and SQLnet and proficiency in UNIX and/or VMS. For client/server work, experience in programming and developing in non-Oracle front-end GUI tools such as Access and/or PowerBuilder connected to an RDBMS, experience with objectoriented tools and Web development tools. Experience with relational databases, Web tools and Powerbuilder or Microsoft products, including SQL Server, NT, C + + and Visual Basic. For business applications development, basic experience with the functional aspects of corporate/government finance and/or manufacturing.

FUNCTIONAL RESPONSIBILITIES: Participates in all phases of automated systems design and development. Performs requirements research, systems analysis, design, programming, integration, testing, documentation, implementation, and training of application programs/systems. Applies advanced technologies, principles, and methods to arrive at automated solutions. Designs and prepares technical reports and other documentation.

QUALIFICATIONS: Bachelors (or higher) degree from an accredited college or university either in Computer Science, Engineering, Mathematics, or in a major closely related to the subject matter of the task plus one additional year of recent basic experience which is substantive and directly relevant to the technical area and the subject matter of the task. Or minimum of three years of recent experience which is substantive and directly relevant to the technical area and the subject matter of the task.

STAFF CONSULTANT

Minimum/General Experience: One year within the last three years experience in an ADP environment utilizing current information systems technologies. Or a minimum of one year actual project experience in basic design theory. For Oracle work, a working knowledge of ORACLE including knowledge of SQLplus, SQLforms, Reportwriter, PUSQL and operating systems or database expertise. For client/server work, experience with relational databases, Web tools and Powerbuilder or Microsoft products, including SQL Server, NT, C + + and Visual Basic.

Functional Responsibilities: Participates in all phases of automated systems design and development. Performs requirements research, systems analysis, design, programming, integration, testing, documentation, implementation, and training of application programs/systems. Applies current technologies, principles, and methods to arrive at automated solutions, Designs and prepares technical reports and other documentation.

Qualifications: Bachelors (or higher) degree from an accredited college or university either in Computer Science, Engineering, Mathematics, or in a major closely related to the subject matter of the task plus one year of recent experience which is substantive and directly relevant to the technical area and the subject matter of the task. Or minimum of three years of recent experience which is substantive and directly relevant to the technical area and the subject matter of the task.

ASSOCIATE II CONSULTANT

Minimum/General Experience: Three years experience in an ADP environment utilizing current information systems technologies. Or a minimum of three years actual project experience in basic design theory. For Oracle work, knowledge of ORACLE including knowledge of SQLplus, SQLforms, Reportwriter, PL/SQL and operating systems or database expertise. For client/server knowledge related to relational databases, Web tools and Powerbuilder or Microsoft products, including SQL Server, NT, C + + and Visual Basic.

Functional Responsibilities: Participates in all phases of automated systems design and development. Assists in requirements research, systems analysis, design, programming, integration, testing, documentation, implementation, and training of application programs/systems. Assists in the application of current technologies, principles, and methods to arrive at automated solutions, assists in the design and preparation of technical reports and other documentation.

Qualifications: Bachelors degree from an accredited college or university either in Computer Science, Engineering, Mathematics, or in a major closely related to the subject matter of the task. Or minimum of three years of recent experience which is substantive and directly relevant to the technical area and the subject matter of the task.

ASSOCIATE I CONSULTANT

Minimum/General Experience: Two years experience in an ADP environment utilizing current information systems technologies or a bachelors degree from an accredited college or university either in Computer Science, Engineering, or Mathematics

Functional Responsibilities: Participates in all phases of automated systems design and development. Assists in requirements research, systems analysis, design, programming, integration, testing, documentation, implementation, and training of application programs/systems. Assists in the application of current technologies, principles, and methods to arrive at automated solutions, assists in the design and preparation of technical reports and other documentation.

Qualifications: Bachelors degree from an accredited college or university either in Computer Science, Engineering, Mathematics or minimum of two years of recent experience which is substantive and directly relevant to the technical area and the subject matter of the task.

MICROSOFT CERTIFIED INFORMATION SYSTEMS Engineer

Minimum/General Experience: Four years specialized experience in engineering large information systems. Working knowledge of current and anticipated developments in such areas as information systems hardware, software, databases, communication protocols, and networking.

Functional Responsibilities: Duties include but are not limited to providing technical supervision, analysis and engineering of information systems, defining requirements, limitations, guidance and direction, and developing plans for utilizing Microsoft@ Windows NT(R) Server and the Microsoft BackOffice(TM) integrated family of server products.

Minimum Qualifications: Bachelor degree in Engineering, Computer Science, or related field. Successful completion and maintenance of the Microsoft Certified Professional Program for Systems Engineers.

Microsoft Certified Information Systems Solution Developer

Minimum/General Experience: Four years specialized experience in engineering large information systems. Working knowledge of current and anticipated developments in such areas as information systems hardware, software, databases, communication protocols, and networking.

Functional Responsibilities: Duties include but are not limited to providing technical supervision, design and development of custom solutions utilizing Microsoft development tools, technologies, and platforms, including Microsoft@ Office and Microsoft BackOffice'.

Minimum Qualifications: Bachelor degree in Engineering, Computer Science, or related field. Successful completion and maintenance of the Microsoft Certified Professional Program for Solution Developer.